EXHIBIT 99.1

LIVE NATION ENTERTAINMENT REPORTS FOURTH QUARTER AND FULL YEAR 2012

FINANCIAL RESULTS

- Full Year Revenue Improves on Higher Ticket Sales -

LOS ANGELES – February 26, 2013 – Live Nation Entertainment (NYSE: LYV) released financial results for the three and twelve months ended December 31, 2012 today.

“During 2012, the company increased revenue by 8% and grew all our business segments while continuing to invest in our long-term ticketing platform,” said Michael Rapino, President and Chief Executive Officer of Live Nation Entertainment. “Our ongoing growth in operating profitability was driven by the continued success of our core business of bringing more fans to more events, with ticket sales growth of 4% at our concerts and 5% for Ticketmaster.”

“Looking forward to 2013, I am confident that we will continue the successful growth of the core business. As of the end of 2012, we have sold 9 million concert tickets for 2013 shows, a 58% increase from a year ago. Our ticketing replatforming project is in its last full year of investment and will deliver major product innovations for clients and fans throughout the year, highlighted by our integrated inventory product for fans to be rolled out mid-year. I expect another strong year for our Sponsorship & Advertising business as we accelerate our online advertising and continue leveraging our festival base.

The company will webcast a teleconference today at 5:00 p.m. Eastern Time to discuss its financial performance. Interested parties should visit the Investor Relations section of the company’s website at www.livenation.com/investors to register for the webcast. Supplemental statistical and financial information provided on the call, if any, will be available under the same link. A replay of the webcast will also be available on the Live Nation website.

FINANCIAL HIGHLIGHTS – 4th QUARTER and TWELVE MONTHS

($ in millions)

	Q4 2012	Q4 2011	Growth	12 months 2012	12 months 2011	Growth
Revenue
Concerts	$915.8	$694.4	31.9%	$3,870.4	$3,506.2	10.4%
Ticketing	372.5	352.6	5.6%	1,374.0	1,319.3	4.1%
Artist Nation	101.3	99.2	2.1%	399.9	393.1	1.7%
Sponsorship & Advertising	54.7	48.3	13.3%	247.9	230.8	7.4%
Other & Eliminations	(7.1)	(8.8)	19.3%	(73.2)	(65.4)	(11.9%)

	$1,437.2	$1,185.7	21.2%	$5,819.0	$5,384.0	8.1%

Adjusted Operating Income (Loss)
Concerts	$(29.0)	$(31.9)	9.1%	$31.4	$30.3	3.6%
Ticketing	68.6	65.4	4.9%	294.6	279.0	5.6%
Artist Nation (1)	5.1	12.2	(58.2%)	38.1	47.2	(19.3%)
Sponsorship & Advertising	37.8	36.5	3.6%	175.6	165.1	6.4%
Other & Eliminations	(0.5)	2.6	**	(1.6)	2.2	**
Corporate	(19.5)	(34.1)	42.8%	(79.0)	(85.9)	8.0%

	$62.5	$50.7	23.3%	$459.1	$437.9	4.8%

Operating Income (Loss)
Concerts	$(77.1)	$(80.7)	4.5%	$(120.1)	$(105.0)	(14.4%)
Ticketing	22.4	16.0	40.0%	122.8	113.3	8.4%
Artist Nation (1)	(75.9)	4.5	**	(80.6)	(24.9)	**
Sponsorship & Advertising	36.8	35.9	2.5%	173.8	163.8	6.1%
Other & Eliminations	(0.1)	2.8	**	(0.1)	2.5	**
Corporate	(32.4)	(45.2)	28.3%	(117.4)	(131.4)	10.7%

	$(126.3)	$(66.7)	(89.4%)	$(21.6)	$18.3	**

**	percentages are not meaningful

(1)	Artist Nation Adjusted Operating Income for the three and twelve months ended December 31, 2012 is impacted by incremental costs of $5.5 million related to Irving Azoff’s departure in December 2012. Artist Nation Operating Loss for the three and twelve months ended December 31, 2012 is further impacted by an impairment charge of $62.7 million related to certain client/vendor relationship intangibles in the management business based on current expectations related to future cash flows of this business.

For the three months ended December 31, 2012, revenue was $1,437 million, up 21% compared to prior year revenue of $1,186 million. Revenue for the full year 2012 was $5,819 million, up 8% compared to prior year revenue of $5,384 million. On a constant currency basis, revenue for the full year 2012 was up 10%, excluding the $100 million impact of changes in foreign exchange rates.

As of December 31, 2012, total cash and cash equivalents were $1,001 million, which includes $442 million in ticketing client cash and $340 million in free cash. Event-related deferred revenue was $364 million as of December 31, 2012, compared to $229 million as of the same date in 2011. Free cash flow was $1 million for the fourth quarter of 2012 as compared to ($20) million in the fourth quarter of last year, and $276 million for the full year 2012 versus $203 million for 2011.

About Live Nation Entertainment:

Live Nation Entertainment is the world’s leading live entertainment and ecommerce company, comprised of four market leaders: Ticketmaster.com, Live Nation Concerts, Artist Nation and Live Nation Network. Ticketmaster.com is the global event ticketing leader and one of the world’s top five ecommerce sites, with a database of over 119 million fans who visit our sites. Live Nation Concerts produces 22,000 shows annually for more than 2,300 artists globally. Artist Nation is the world’s top artist management company, representing over 200 artists. These businesses power Live Nation Network, the leading provider of entertainment marketing solutions, enabling nearly 800 advertisers to tap into the 250 million consumers Live Nation delivers annually through its live event and digital platforms. For additional information, visit www.livenation.com/investors.

Follow us @twitter.com/LiveNationInc

Investor Contact:

Maili Bergman

(310) 867-7000

IR@livenation.com

Media Contact:

Jacqueline Peterson

(310) 360-3051

jacquelinepeterson@livenation.com

LIVE NATION ENTERTAINMENT, INC.

KEY OPERATING METRICS

	3 Months Ended Dec 31,		12 Months Ended Dec 31,
	2012	2011	2012	2011

Concerts (1)
Estimated Events:
North America	3,816	4,199	14,962	15,531
International	2,464	2,472	7,000	6,720

Total estimated events	6,280	6,671	21,962	22,251

Estimated Attendance (rounded):
North America	6,801,000	5,963,000	32,007,000	31,060,000
International	5,073,000	5,293,000	16,750,000	15,742,000

Total estimated attendance	11,874,000	11,256,000	48,757,000	46,802,000

Ancillary net revenue per attendee (2):
North America amphitheaters			$18.56	$18.11
International festivals (3)			$15.55	$16.62
Ticketing (4)(5)
Number of tickets sold (in thousands) :
Concerts	20,540	18,543	75,372	71,632
Sports	5,511	6,290	28,760	27,055
Arts and theater	6,278	6,953	19,961	21,891
Family	4,693	4,477	15,970	14,248
Other (6)	2,449	2,154	7,669	6,541

	39,471	38,417	147,732	141,367

Gross value of tickets sold (in thousands)	$2,642,802	$2,286,641	$9,146,254	$8,441,230

Sponsorship & Advertising
Sponsorship revenue (in thousands)	$36,634	$32,632	$191,773	$179,734
Online advertising revenue (in thousands)	$18,076	$15,706	$56,148	$51,057

(1)	Events generally represent a single performance by an artist. Attendance generally represents the number of fans who were present at an event. Festivals are counted as one event in the quarter in which the festival begins but attendance is split over the days of the festival and can be split between quarters. Events and attendance metrics are estimated each quarter.
(2)	Amounts are reported as of the latest period shown.
(3)	On a constant currency basis, international festivals’ ancillary net revenue per attendee is $17.04 for the 12 months ended December 31, 2012, an increase of 3% over 2011.
(4)	The number and gross value of tickets sold includes primary tickets only and excludes tickets sold for the 2012 Olympics. These metrics include tickets sold during the period regardless of event timing except for our promoted concerts in our owned and/or operated buildings and in certain European territories where these tickets are recognized as the concerts occur.
(5)	The total number of tickets sold for the years ended December 31, 2012 and 2011 do not include 108 million and 135 million, respectively, of tickets sold through our venue clients’ box offices for which we do not receive a fee.
(6)	Other category includes tickets for comedy shows, facility tours, donations, lectures, seminars and cinemas.

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2012	2011	2010
	(in thousands except share and per share data)

Revenue	$5,819,047	$5,383,998	$5,063,748
Operating expenses:
Direct operating expenses	4,151,277	3,789,488	3,658,310
Selling, general and administrative expenses	1,143,632	1,111,969	1,014,491
Depreciation and amortization	429,557	343,018	321,666
Loss (gain) on sale of operating assets	(514)	978	374
Corporate expenses	113,364	112,157	110,252
Acquisition transaction expenses	3,370	8,051	22,355

Operating income (loss)	(21,639)	18,337	(63,700)

Interest expense	123,740	120,414	116,527
Loss (gain) on extinguishment of debt	(460)	—	21,315
Interest income	(4,170)	(4,215)	(3,771)
Equity in earnings of nonconsolidated affiliates	(9,921)	(7,742)	(4,928)
Other expense (income), net	1,333	6,507	(4,189)

Loss from continuing operations before income taxes	(132,161)	(96,627)	(188,654)
Income tax expense (benefit)	29,736	(26,224)	15,154

Loss from continuing operations	(161,897)	(70,403)	(203,808)
Loss from discontinued operations, net of tax	—	—	(4,228)

Net loss	(161,897)	(70,403)	(208,036)
Net income attributable to noncontrolling interests	1,330	12,613	20,354

Net loss attributable to common stockholders of
Live Nation Entertainment, Inc.	$(163,227)	$(83,016)	$(228,390)

Basic and diluted net loss per common share attributable to common stockholders of Live Nation Entertainment, Inc.
Loss from continuing operations	$(0.87)	$(0.46)	$(1.36)
Loss from discontinued operations	—	—	(0.03)

Net loss attributable to common stockholders of Live Nation Entertainment, Inc.	$(0.87)	$(0.46)	$(1.39)

Weighted average common shares outstanding:
Basic and diluted	186,955,748	182,388,070	164,410,167

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2012	2011
	(in thousands except share data)
ASSETS
Current assets
Cash and cash equivalents	$1,001,055	$844,253
Accounts receivable, less allowance of $19,794 in 2012 and $16,986 in 2011	415,790	389,346
Prepaid expenses	359,936	316,491
Other current assets	36,031	26,700

Total current assets	1,812,812	1,576,790
Property, plant and equipment
Land, buildings and improvements	852,175	851,812
Computer equipment and capitalized software	338,919	261,475
Furniture and other equipment	200,743	172,250
Construction in progress	56,822	60,652

	1,448,659	1,346,189
Less accumulated depreciation	726,873	626,053

	721,786	720,136
Intangible assets
Definite-lived intangible assets, net	724,463	873,712
Indefinite-lived intangible assets	377,463	377,160
Goodwill	1,357,827	1,257,644
Investments in nonconsolidated affiliates	46,160	55,796
Other long-term assets	250,295	216,106

Total assets	$5,290,806	$5,077,344

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, client accounts	$557, 953	$473,956
Accounts payable	102,718	87,627
Accrued expenses	626,723	579,566
Deferred revenue	402,002	273,536
Current portion of long-term debt	62,050	52,632
Other current liabilities	16,726	25,236

Total current liabilities	1,768,172	1,492,553

Long-term debt, net	1,677,955	1,652,629
Long-term deferred income taxes	199,596	186,298
Other long-term liabilities	94,409	120,693
Commitments and contingent liabilities

Redeemable noncontrolling interests	42,100	8,277

Stockholders’ equity
Preferred stock—Series A Junior Participating, $.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 450,000,000 shares authorized; 190,853,380 and 189,536,279 shares issued and outstanding in 2012 and 2011, respectively	1,877	1,868
Additional paid-in capital	2,272,882	2,243,587
Accumulated deficit	(908,418)	(745,191)
Cost of shares held in treasury (578,570 shares in 2011)	—	(2,787)
Accumulated other comprehensive loss	(10,923)	(36,374)

Total Live Nation Entertainment, Inc. stockholders’ equity	1,355,418	1,461,103
Noncontrolling interests	153,156	155,791

Total stockholders’ equity	1,508,574	1,616,894

Total liabilities and stockholders’ equity	$5,290,806	$5,077,344

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2012	2011	2010
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(161,897)	$(70,403)	$(208,036)
Reconciling items:
Depreciation	124,593	129,177	135,573
Amortization	304,964	213,841	186,093
Impairment of operational assets	—	—	13,373
Deferred income tax benefit	(10,957)	(45,603)	(25,021)
Amortization of debt issuance costs and discount/premium, net	16,696	13,059	11,437
Provision for uncollectible accounts receivable and advances	8,787	9,272	6,606
Non-cash (gain) loss on extinguishment of debt .	(460)	—	8,272
Non-cash compensation expense	37,063	50,045	52,395
Unrealized changes in fair value of contingent consideration	(894)	(11,691)	3,171
Loss (gain) on sale of operating assets	(514)	978	4,602
Equity in earnings of nonconsolidated affiliates	(9,921)	(7,742)	(4,928)
Other, net	1,642	2,481	—
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(20,319)	(79,807)	(4,581)
Decrease (increase) in prepaid expenses	(69,175)	73,314	(22,570)
Increase in other assets	(41,707)	(83,928)	(41,686)
Increase in accounts payable, accrued expenses and other liabilities	64,437	6,817	386
Increase (decrease) in deferred revenue	124,760	(64,105)	43,432

Net cash provided by operating activities	367,098	135,705	158,518

CASH FLOWS FROM INVESTING ACTIVITIES
Distributions from nonconsolidated affiliates	9,241	9,273	5,863
Investments made in nonconsolidated affiliates	(3,788)	(15,770)	(3,458)
Purchases of property, plant and equipment	(123,811)	(107,500)	(75,578)
Proceeds from disposal of operating assets, net of cash divested	8,293	7,391	35,756
Cash paid for acquisitions, net of cash acquired	(75,641)	(39,465)	491,531
Purchases of intangible assets	(14,562)	(2,591)	(1,790)
Decrease (increase) in other, net	(3,523)	(3,355)	663

Net cash provided by (used in) investing activities	(203,791)	(152,017)	452,987

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	538,124	(669)	1,352,856
Payments on long-term debt	(525,060)	(31,338)	(1,233,020)
Redemption of preferred stock	—	—	(40,000)
Contributions from noncontrolling interests	825	711	429
Distributions to noncontrolling interests	(20,079)	(20,863)	(14,955)
Purchases and sales of noncontrolling interests, net	(4,259)	(47,610)	(6,670)
Proceeds from exercise of stock options	1,143	2,705	8,640
Proceeds from sale of common stock	—	76,492	—
Equity issuance costs	—	—	(357)
Payments for purchases of common stock	—	—	(1,567)
Payments for deferred and contingent consideration .	(10,585)	(23,807)	(16,270)

Net cash provided by (used in) financing activities	(19,891)	(44,379)	49,086
Effect of exchange rate changes on cash and cash equivalents	13,386	12,186	(4,788)

Net increase (decrease) in cash and cash equivalents	156,802	(48,505)	655,803
Cash and cash equivalents at beginning of period	844,253	892,758	236,955

Cash and cash equivalents at end of period	$1,001,055	$844,253	$892,758

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the continued growth of the company’s core business; anticipated product innovations resulting from the company’s ticketing replatforming project; the anticipated performance of the company’s Sponsorship & Advertising business; and expected improved performance by the company’s Artist Nation segment. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of the economic slowdown and operational challenges associated with selling tickets and staging events.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration arrangements, merger bonuses, payments under the Azoff Trust note and acquisition-related severance), depreciation and amortization (including goodwill impairments), loss (gain) on sale of operating assets and non-cash and certain stock-based compensation expense (including expense associated with grants of certain stock-based awards which are classified as liabilities). The company uses AOI to evaluate the performance of its operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of the portfolio of the businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in the company’s business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less maintenance capital expenditures, less net cash interest expense, less cash taxes, less net distributions to noncontrolling interest partners, plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with GAAP. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and for cash collected on behalf of others for ticket sales, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and finance venue and other revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Constant currency is a non-GAAP financial measure. For the purpose of determining our constant currency results, we calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Adjusted operating income (loss)	Non-cash and stock-based compensation expense	Loss (gain) on sale of operating assets	Depreciation and amortization	Acquisition expenses	Operating income (loss)
	Three months ended December 31, 2012

Concerts	$(29.0)	$1.4	$—	$45.5	$1.2	$(77.1)
Ticketing	68.6	1.6	—	44.6	—	22.4
Artist Nation	5.1	0.8	—	79.4	0.8	(75.9)
Sponsorship & Advertising	37.8	0.1	—	0.9	—	36.8
Other and Eliminations	(0.5)	(0.1)	(0.2)	(0.1)	—	(0.1)
Corporate	(19.5)	5.6	—	0.6	6.7	(32.4)

Total Live Nation	$62.5	$9.4	$(0.2)	$170.9	$8.7	$(126.3)

	Three months ended December 31, 2011
Concerts	$(31.9)	$1.7	$(0.2)	$44.6	$2.7	$(80.7)
Ticketing	65.4	1.5	—	46.7	1.2	16.0
Artist Nation	12.2	0.3	—	13.2	(5.8)	4.5
Sponsorship & Advertising	36.5	0.3	—	0.3	—	35.9
Other and Eliminations	2.6	—	0.3	(0.4)	(0.1)	2.8
Corporate	(34.1)	5.6	—	1.0	4.5	(45.2)

Total Live Nation	$50.7	$9.4	$0.1	$105.4	$2.5	$(66.7)

	Twelve months ended December 31, 2012
Concerts	$31.4	$5.6	$(0.5)	$145.6	$0.8	$(120.1)
Ticketing	294.6	6.3	(0.2)	165.9	(0.2)	122.8
Artist Nation	38.1	1.8	—	115.7	1.2	(80.6)
Sponsorship & Advertising	175.6	0.6	—	1.2	—	173.8
Other and Eliminations	(1.6)	(0.1)	0.2	(1.6)	—	(0.1)
Corporate	(79.0)	22.8	—	2.8	12.8	(117.4)

Total Live Nation	$459.1	$37.0	$(0.5)	$429.6	$14.6	$(21.6)

	Twelve months ended December 31, 2011
Concerts	$30.3	$6.0	$(0.9)	$132.5	$(2.3)	$(105.0)
Ticketing	279.0	5.5	(0.1)	158.1	2.2	113.3
Artist Nation	47.2	28.1	1.3	50.4	(7.7)	(24.9)
Sponsorship & Advertising	165.1	0.8	—	0.5	—	163.8
Other and Eliminations	2.2	—	0.7	(0.9)	(0.1)	2.5
Corporate	(85.9)	20.2	—	2.5	22.8	(131.4)

Total Live Nation	$437.9	$60.6	$1.0	$343.1	$14.9	$18.3

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow

($ in millions)	Q4 2012	Q4 2011
Adjusted operating income	$62.5	$50.7
Less: Cash interest expense — net	(23.0)	(29.4)
Cash taxes	(8.4)	(3.4)
Maintenance capital expenditures	(20.8)	(22.8)
Distributions to noncontrolling interests	(10.9)	(6.6)
Distributions from (contributions to) investments in nonconsolidated affiliates	2.0	(8.9)

Free cash flow	$1.4	$(20.4)
Revenue generating capital expenditures	(14.3)	(20.1)

Net	$(12.9)	$(40.5)

($ in millions)	12 months 2012	12 months 2011
Adjusted operating income	$459.1	$437.9
Less: Cash interest expense — net	(108.0)	(107.3)
Cash taxes	2.2	(37.7)
Maintenance capital expenditures	(63.0)	(64.4)
Distributions to noncontrolling interests	(20.1)	(18.9)
Distributions from (contributions to) investments in nonconsolidated affiliates	5.5	(6.5)

Free cash flow	$275.7	$203.1
Revenue generating capital expenditures	(60.3)	(47.7)

Net	$215.4	$155.4

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	December 31, 2012
Cash and cash equivalents	$1,001.1
Client cash	(441.6)
Deferred revenue — event related	(363.6)
Accrued artist fees	(8.5)
Collections on behalf of others	(52.8)
Prepaids related to artist settlements/events	205.3

Free cash	$339.9

Detail of Revenue as Reported and at Constant Currency

	Reported Q4 2012	Constant Currency Q4 2012	Reported Q4 2011	Reported Growth	Constant Currency Growth
	($ in millions)
Revenue
Concerts	$915.8	$915.1	$694.4	31.9%	31.8%
Ticketing	372.5	372.1	352.6	5.6%	5.5%
Artist Nation	101.3	101.0	99.2	2.1%	1.8%
Sponsorship & Advertising	54.7	54.9	48.3	13.3%	13.7%
Other and Eliminations	(7.1)	(7.1)	(8.8)	19.3%	19.3%

	$1,437.2	$1,436.0	$1,185.7	21.2%	21.1%

	Reported 12 Months 2012	Constant Currency 12 Months 2012	Reported 12 Months 2011	Reported Growth	Constant Currency Growth
	($ in millions)
Revenue
Concerts	$3,870.4	$3,950.6	$3,506.2	10.4%	12.7%
Ticketing	1,374.0	1,388.8	1,319.3	4.1%	5.3%
Artist Nation	399.9	400.2	393.1	1.7%	1.8%
Sponsorship & Advertising	247.9	253.0	230.8	7.4%	9.6%
Other and Eliminations	(73.2)	(73.2)	(65.4)	(11.9%)	(11.9%)

	$5,819.0	$5,919.4	$5,384.0	8.1%	9.9%